UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 4, 2007 (January 2, 2007)

UAP Holding Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51035	11-3708834
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7251 W. 4th Street Greeley, Colorado 80634
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (970) 356-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 4, 2007, UAP Holding Corp. (the “Company”) issued a press release reporting its earnings for the thirteen week quarter ended November 26, 2006, and announcing that the Company would conduct a conference call on January 4, 2007 to discuss its financial results for such periods. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The attached press release is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01. Other Events.

Effective January 2, 2007, pursuant to the terms of the Amended and Restated Underwriting Agreement dated November 2, 2006 (the “Underwriting Agreement”), among the Company, the selling stockholders named therein (the “Selling Stockholders”) and Goldman, Sachs & Co., Goldman Sachs & Co. waived the extension of the lock-up period for each of the Company, the Selling Stockholders and the directors of the Company. Accordingly, the lock-up period contemplated by the Underwriting Agreement expired on January 1, 2007.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release dated January 4, 2007.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAP HOLDING CORP.
(Registrant)
Date: January 4, 2007
	By:	/s/ David W. Bullock
David W. Bullock
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release dated January 4, 2007.